QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003 (January 14, 2003)

Hoover's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26097 (Commission File Number)	74-2559474 (IRS Employer Identification No.)

5800 Airport Blvd., Austin, Texas		78752
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 374-4500

(Former name or former address, if changed since last report)

Item 5.  Other Events.

        On December 30, 2002, Marathon Partners, L.P. ("Marathon") filed a complaint against Hoover's, Inc. ("Hoover's") and each member of Hoover's board of directors in the United States District Court for the Western District of Texas (Austin Division). This complaint was filed as an exhibit to Hoover's Current Report on Form 8-K dated January 3, 2003. On January 9, 2003, a federal Magistrate Judge denied Marathon's motion for expedited discovery with respect to this lawsuit and granted Hoover's motion to stay discovery. Marathon subsequently filed a Motion to Dismiss this lawsuit without prejudice. On January 14, 2003, this lawsuit was dismissed without prejudice.

        On January 14, 2003, Marathon filed a Petition and Application for Injunctive Relief (the "Petition") against Hoover's and each member of Hoover's board of directors in the District Court of Travis County, Texas (126th Judicial District). In the Petition, Marathon represents that it owns approximately 8.8% of Hoover's outstanding stock. The Petition contained the following causes of action, which are substantially similar to the causes of action of the previously dismissed lawsuit filed in the United States District Court: (1) a statutory claim under Delaware law for Hoover's allegedly improper refusal to allow Marathon to inspect its corporate books and records, (2) a breach of contract claim under Hoover's bylaws for Hoover's alleged failure to provide all relevant and material information to its stockholders with respect to the special meeting of its stockholders related to approval of the proposed merger (the "Merger") of a wholly-owned subsidiary of The Dun & Bradstreet Corporation with and into Hoover's, (3) a claim of common law fraud based upon alleged misrepresentations and/or omissions of materials facts to Marathon, (4) a claim of negligent and grossly negligent misrepresentation based upon alleged misrepresentations and/or omissions of material facts to Marathon and (5) a claim of a breach of fiduciary duties allegedly owed to Marathon by the members of Hoover's board of directors.

        The Petition alleges, among other matters, the following factual allegations to underlie the causes of action: (1) that the press release, preliminary proxy statement and definitive proxy statement (the "Definitive Proxy") filed by Hoover's with the Securities and Exchange Commission regarding the Merger do not disclose certain allegedly relevant information, (2) that the Definitive Proxy does not disclose the alleged values of Hoover's ownership interests in private companies, (3) that the fairness opinion of SG Cowen ("SG Cowen") Securities Corporation delivered to Hoover's board of directors in conjunction with their approval of the Merger is allegedly based on incorrect assumptions and projections, (4) that the Definitive Proxy allegedly does not disclose SG Cowen's basis for ascribing little value to the more aggressive projections of Hoover's management or for using the specified range of discount rates, (5) that the Definitive Proxy allegedly does not disclose the views and opinions of Hoover's board of directors and management regarding Hoover's true value and (6) that the Definitive Proxy allegedly does not disclose specific information regarding meetings that allegedly took place involving members of Hoover's board of directors and management.

        Marathon seeks as relief actual damages, exemplary damages and an injunction to postpone the special meeting of stockholders related to approval of the Merger.

        The Petition is filed as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

        Hoover's believes that the lawsuit is without merit and intends to defend against it vigorously.

Item 7.  Financial Statements and Exhibits.

  (c)
  Exhibits.

  99.1
  Petition filed in the District Court of Travis County, Texas (126th Judicial District) on January 14, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2003	HOOVER'S, INC.
/s/ JEFFREY R. TARR Jeffrey R. Tarr Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Petition filed in the District Court of Travis County, Texas (126th Judicial District) on January 14, 2003.

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS